Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930 - 9400

COMPANY CONTACT	[NYSE: SFI]

Andrew G. Backman

Senior Vice President – Investor Relations

iStar Financial Announces First Quarter 2010 Results

•      Adjusted earnings (loss) allocable to common shareholders for the first quarter 2010 were ($24.2) million, or ($0.26) per diluted common share, compared with ($141.7) million, or ($1.47) per diluted common share for the fourth quarter 2009.

•      Net income (loss) allocable to common shareholders for the first quarter 2010 was ($25.4) million, or ($0.27) per diluted common share, compared with ($159.2) million, or ($1.65) per diluted common share for the fourth quarter 2009.

•      Company recorded $89.5 million of loan loss provisions during the quarter versus $216.4 million during the fourth quarter 2009.

NEW YORK — April 29, 2010 — iStar Financial Inc. (NYSE: SFI), a publicly traded finance company focused on the commercial real estate industry, today reported results for the first quarter ended March 31, 2010.

First Quarter 2010 Results

iStar reported adjusted earnings (loss) allocable to common shareholders for the first quarter of ($24.2) million or ($0.26) per diluted common share, compared with ($62.8) million or ($0.59) per diluted common share for the first quarter 2009. Adjusted earnings (loss) represents net income (loss) computed in accordance with GAAP, adjusted primarily for preferred dividends, depreciation and amortization, impairments of goodwill and intangible assets, and gain (loss) from discontinued operations.

Net income (loss) allocable to common shareholders for the first quarter was ($25.4) million, or ($0.27) per diluted common share, compared to ($93.9) million or ($0.89) per diluted common share for the first quarter 2009. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings (loss) to GAAP net income (loss).

Revenues for the first quarter 2010 were $173.5 million versus $225.7 million for the first quarter 2009. The year-over-year decrease is primarily due to a reduction of interest income resulting from an increase in non-performing loans (NPLs) and an overall smaller asset base.

Net investment income for the first quarter was $119.2 million compared to $237.9 million for the first quarter 2009. The year-over-year decrease is primarily due to decreased gains on early extinguishment of debt in the quarter, as well as lower interest income as discussed above, offset by increased earnings from equity method investments and lower interest expense. Net investment income represents interest income, operating lease income, earnings (loss) from equity method investments and gain on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

During the first quarter, the Company received $790.1 million in gross principal repayments. Additionally, the Company generated proceeds of $126.3 million from loan sales; $165.8 million of net proceeds from sales of other real estate owned (OREO) assets; and $17.2 million of net proceeds from the sale of two corporate tenant lease (CTL) assets. Of the gross principal repayments and asset sales, $221.8 million was utilized to pay the A-participation interest associated with the Fremont portfolio down to $251.5 million. Additionally during the quarter, the Company funded a total of $142.2 million under pre-existing commitments.

During the quarter, the Company announced that it is pursuing a sale or other transaction involving a portfolio of corporate tenant lease assets representing an aggregate $1.1 billion of book value. The portfolio is encumbered by secured, non-recourse term debt with an aggregate principal balance of $947.9 million that matures in April 2011. These assets are presented as assets held for sale as of March 31, 2010, and the related net income has been reclassified as income from discontinued operations for all periods presented.

The Company’s leverage, calculated as book debt net of unrestricted cash and cash equivalents, divided by the sum of book equity, accumulated depreciation and loan loss reserves, each as determined in accordance with GAAP, was 2.8x at March 31, 2010, down from 2.9x at the end of the prior quarter. The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 2.23% for the quarter, versus 1.60% in the prior quarter.

Capital Markets

As of March 31, 2010, the Company had $640.9 million of unrestricted cash versus $224.6 million at the end of the prior quarter. The Company is currently in compliance with all of its bank and bond covenants.

During the quarter, the Company repurchased $222.6 million par value of its senior unsecured and secured notes, resulting in a net gain on early extinguishment of debt of $38.7 million.

Risk Management

At March 31, 2010, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 82.3% of the Company’s asset base, versus 84.0% in the prior quarter. The Company’s loan portfolio consisted of 73.1% floating rate loans and 26.9% fixed rate loans, with a weighted average maturity of 2.0 years.

At the end of the quarter, the weighted average last dollar loan-to-value ratio for all structured finance assets was 85.1%. The Company’s corporate tenant lease assets were 93.7% leased with a weighted average remaining lease term of 11.0 years. At March 31, 2010, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 3.93 and 2.57, versus 3.92 and 2.59, respectively, in the prior quarter.

As of March 31, 2010, the Company had 12 loans on its watch list representing $673.9 million or 8.1% of total managed loans, compared to 14 loans representing $717.7 million or 7.7% of total managed loans in the prior quarter. Assets on the Company’s watch list are all performing loans. Managed loan value represents iStar’s carrying value of loans, gross of specific reserves and the A-participation interest outstanding on Fremont portfolio assets. The Company’s total managed loan value at quarter end was $8.3 billion.

At the end of the first quarter, 72 of the Company’s 212 total loans were on NPL status. These loans represent $3.5 billion or 42.3% of total managed loans, compared to 81 loans representing $4.2 billion or 45.3% of total managed loans in the prior quarter.

Additionally, during the quarter the Company took title to six properties that had an aggregate managed loan value of $397.9 million prior to foreclosure, resulting in $122.1 million of charge-offs against the Company’s reserve for loan losses. During the quarter the Company recorded $4.9 million of additional impairments on its OREO portfolio.

At the end of the first quarter, the Company held 42 assets, representing a gross book value of $1.4 billion, which had previously served as collateral for certain of its loan assets. Of these assets, $829.9 million were classified as OREO and considered held for sale based on management’s current intention to market and sell the assets in the near term. The remaining $542.7 million were classified as real estate held for investment (REHI) based on management’s current strategy to hold, operate or develop these assets over a longer term.

During the first quarter, the Company recorded $89.5 million in loan loss provisions. At March 31, 2010, the Company had loan loss reserves of $1.3 billion or 15.8% of total managed loans. This compares to loan loss reserves of $1.4 billion or 15.3% of total managed loans at December 31, 2009.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. is a publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), provides innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, April 29, 2010. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the amount and timing of additional loan loss provisions, the amount and timing of asset sales (including OREO assets), continued increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness at a discount, the Company’s ability to generate liquidity, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2010	2009

Net investment income (1)	$119,223	$237,927
Other income	13,198	2,506
Non-interest expense (2)	(156,115)	(343,766)
Income (loss) from continuing operations	(23,694)	(103,333)

Income from discontinued operations	7,552	4,644
Gain from discontinued operations	—	11,617
Net income (loss)	$(16,142)	$(87,072)

(1)    Includes interest income, operating lease income, earnings (loss) from equity method investments and gain on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

(2)    Includes depreciation and amortization, general and administrative expenses, provision for loan losses, impairments and other expenses.

Selected Balance Sheet Data

(In thousands)

(unaudited)

	As of	As of
	March 31, 2010	December 31, 2009

Loans and other lending investments, net	$6,731,546	$7,661,562
Corporate tenant lease assets, net	$1,823,854	$2,885,896
Assets held for sale	$1,158,595	$17,282
Other investments	$411,003	$433,130
Total assets	$12,355,555	$12,810,575
Debt obligations, net	$10,469,573	$10,894,903
Total liabilities	$10,724,320	$11,147,013
Total equity	$1,623,793	$1,656,118

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2010	2009
REVENUES

Interest income	$116,616	$177,227
Operating lease income	43,735	45,943
Other income	13,198	2,506
Total revenues	173,549	225,676

COSTS AND EXPENSES

Interest expense	87,216	114,630
Operating costs - corporate tenant lease assets	4,070	4,490
Depreciation and amortization	15,826	14,392
General and administrative (1)	27,216	35,590
Provision for loan losses	89,469	258,096
Impairment of other assets	5,921	25,331
Other expense	17,683	10,357
Total costs and expenses	247,401	462,886

Income (loss) from continuing operations before other items	(73,852)	(237,210)
Gain on early extinguishment of debt	38,728	154,377
Earnings (loss) from equity method investments	11,430	(20,500)
Income (loss) from continuing operations	(23,694)	(103,333)

Income from discontinued operations	7,552	4,644
Gain from discontinued operations	—	11,617
Net income (loss)	(16,142)	(87,072)

Net loss attributable to noncontrolling interests	546	1,243
Net income (loss) attributable to iStar Financial Inc.	(15,596)	(85,829)

Preferred dividends	(10,580)	(10,580)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(26,176)	$(96,409)

(1)     For the three months ended March 31, 2010 and 2009, includes $4,730 and $5,551 of stock-based compensation expense, respectively.

(2)     HPU holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2010	2009
EPS INFORMATION FOR COMMON SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic and diluted	$(0.35)	$(1.04)
Net income (loss) attributable to iStar Financial Inc. (1)
Basic and diluted	$(0.27)	$(0.89)
Weighted average shares outstanding
Basic and diluted	93,923	105,606

EPS INFORMATION FOR HPU SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic and diluted	$(66.00)	$(196.60)
Net income (loss) attributable to iStar Financial Inc. (1) (3)
Basic and diluted	$(51.20)	$(168.20)
Weighted average shares outstanding
Basic and diluted	15	15

(1)     For the three months ended March 31, 2010 and 2009, excludes preferred dividends of $10,580.

(2)     Income (loss) attributable to iStar Financial Inc. from continuing operations excludes net (income) loss from noncontrolling interests.

(3)     For the three months ended March 31, 2010 and 2009, net loss allocable to HPU holders was ($768) and ($2,523), respectively, on both a basic and dilutive basis.

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2010	2009
ADJUSTED EARNINGS (1)

Net income (loss)	$(16,142)	$(87,072)
Add: Depreciation and amortization	21,753	23,499
Add: Joint venture depreciation and amortization	1,883	10,688
Add: Deferred financing amortization	(22,387)	5,160
Add: Impairment of goodwill and intangible assets	—	4,186
Add: Net loss attributable to noncontrolling interests	546	1,243
Less: Gain from discontinued operations	—	(11,617)
Less: Preferred dividends	(10,580)	(10,580)

Adjusted earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders:
Basic and Diluted (2)	$(24,927)	$(64,493)

Adjusted earnings (loss) per common share:
Basic and Diluted	$(0.26)	$(0.59)

Weighted average common shares outstanding:
Basic and Diluted	93,923	105,606

Common shares outstanding at end of period:	93,382	102,462

(1)     Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2)     For the three months ended March 31, 2010 and 2009, excludes ($731) and ($1,688) of basic and diluted net loss allocable to HPU holders, respectively.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	March 31, 2010	December 31, 2009

ASSETS

Loans and other lending investments, net	$6,731,546	$7,661,562
Corporate tenant lease assets, net	1,823,854	2,885,896
Other investments	411,003	433,130
Real estate held for investment, net	538,786	422,664
Other real estate owned	829,851	839,141
Assets held for sale	1,158,595	17,282
Cash and cash equivalents	640,858	224,632
Restricted cash	20,518	39,654
Accrued interest and operating lease income receivable, net	51,571	54,780
Deferred operating lease income receivable	60,808	122,628
Deferred expenses and other assets, net	88,165	109,206
Total assets	$12,355,555	$12,810,575

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$254,747	$252,110

Debt obligations, net:
Unsecured senior notes	3,911,469	4,228,908
Secured senior notes	788,743	856,071
Unsecured revolving credit facilities	743,929	748,601
Secured revolving credit facilities	952,388	959,426
Secured term loans	3,974,924	4,003,786
Other debt obligations	98,120	98,111
Total liabilities	10,724,320	11,147,013

Redeemable noncontrolling interests	7,442	7,444

Total iStar Financial Inc. shareholders’ equity	1,574,403	1,605,685
Noncontrolling interests	49,390	50,433
Total equity	1,623,793	1,656,118

Total liabilities and equity	$12,355,555	$12,810,575

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

PERFORMANCE STATISTICS

Three Months Ended
March 31, 2010
Net Finance Margin
Weighted average GAAP yield on loan and CTL investments	6.38%
Less: Cost of debt	4.15%
Net Finance Margin (1)	2.23%

Return on Average Common Book Equity
Average total book equity	$1,590,044
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,083,868

Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders	$(26,176)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders — Annualized (B)	$(104,704)
Return on Average Common Book Equity (B) / (A)	Neg

Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(24,927)
Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders — Annualized (C)	$(99,708)
Adjusted Return on Average Common Book Equity (C) / (A)	Neg

Expense Ratio (3)

General and administrative expenses (D)	$27,219
Total revenue (E)	$205,277
Expense Ratio (D) / (E)	13.3%

(1)     Weighted average GAAP yield is the annualized sum of interest income and operating lease income, divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs—corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income, operating costs—corporate tenant lease assets and interest expense exclude adjustments from discontinued operations of $31,723, $1,596 and $16,049, respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2)     Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(3)     General and administrative expenses and total revenue exclude adjustments from discontinued operations of $3 and $31,728, respectively.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

CREDIT STATISTICS

Three Months Ended
March 31, 2010
Book debt, net of unrestricted cash and cash equivalents (A)	$9,828,715

Book equity	1,623,793
Add: Accumulated depreciation and loan loss reserves	1,868,177
Sum of book equity, accumulated depreciation and loan loss reserves (B)	$3,491,970

Leverage (1) (A) / (B)	2.8x

Ratio of Earnings to Fixed Charges	0.8x

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	0.7x

Covenant Calculation of Fixed Charge Coverage Ratio (2)	2.2x

Interest Coverage

EBITDA (3) (C)	$111,802
Interest expense and preferred dividends (D)	113,846

EBITDA / Interest Expense and Preferred Dividends (3) (C) / (D)	1.0x

RECONCILIATION OF NET INCOME TO EBITDA (3)

Net income (loss)	$(16,142)
Add: Interest expense (4)	103,266
Add: Depreciation and amortization (4)	21,753
Add: Income taxes	1,042
Add: Joint venture depreciation and amortization	1,883
EBITDA (3)	$111,802

(1)     Leverage is calculated by dividing book debt net of unrestricted cash and cash equivalents by the sum of book equity, accumulated depreciation and loan loss reserves.

(2)     This measure, which is a trailing twelve-month calculation and excludes the effect of impairment charges and other non-cash items, is consistent with covenant calculations included in the Company’s secured credit facilities; therefore, we believe it is a useful measure for investors to consider.

(3)     EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

(4)     Interest expense and depreciation and amortization exclude adjustments from discontinued operations of $16,049 and $6,166, respectively.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments	78

Performance-based commitments	$471,949
Discretionary fundings	125,692
Strategic investments	70,060
Total Unfunded Commitments	$667,701

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$6,406,531
Unsecured debt (B)	$4,793,239

Unencumbered Assets / Unsecured Debt (A) / (B)	1.3x

RISK MANAGEMENT STATISTICS

(weighted average risk rating)

	2010	2009
	March 31,	December 31,	September 30,	June 30,	March 31,
Structured Finance Assets (principal risk)	3.93	3.92	3.91	3.90	3.71
Corporate Tenant Lease Assets	2.57	2.59	2.60	2.59	2.59

(1=lowest risk; 5=highest risk)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	March 31, 2010		December 31, 2009
Value of non-performing loans (1) /
As a percentage of total managed loans	$3,498,150	42.3%	$4,209,255	45.3%

Reserve for loan losses /
As a percentage of total managed loans	$1,306,250	15.8%	$1,417,949	15.3%
As a percentage of non-performing loans (1)		37.3%		33.7%

(1)     Non-performing loans include iStar’s book value and Fremont’s A-participation interest on the associated assets.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF MARCH 31, 2010 (1)

	Total	% of Total
Asset Type
First Mortgages / Senior Loans	$7,288	55.6%
Corporate Tenant Leases (2)	3,491	26.7
Other Real Estate Owned	830	6.3
Mezzanine / Subordinated Debt	750	5.7
Real Estate Held for Investment	543	4.2
Other Investments	197	1.5
Total	$13,099	100.0%

	Total	% of Total
Geography
West	$3,055	23.3%
Northeast	2,433	18.6
Southeast	2,090	16.0
Mid-Atlantic	1,348	10.3
Southwest	947	7.2
Central	801	6.1
Various	675	5.1
International	520	4.0
Northwest	425	3.2
South	418	3.2
Northcentral	387	3.0
Total	$13,099	100.0%

	Performing Loans & Other	CTLs (2)	NPLs	OREO	REHI	Total	% of Total
Property Type
Condo:
Construction - Completed	$799	$—	$724	$371	$—	$1,894	14.5%
Construction - In Progress	631	—	248	20	—	899	6.9
Conversion	109	—	44	115	—	268	2.1
Subtotal Condo	1,539	—	1,016	506	—	3,061	23.5
Land	491	59	905	112	376	1,943	14.8
Office	204	1,548	109	—	7	1,868	14.3
Industrial / R&D	207	939	25	—	—	1,171	8.9
Retail	667	184	278	39	—	1,168	8.9
Entertainment / Leisure	157	483	268	—	—	908	6.9
Hotel	395	184	149	64	69	861	6.6
Mixed Use / Mixed Collateral	207	73	353	69	22	724	5.4
Corporate - Real Estate	470	—	62	—	—	532	4.1
Other (3)	394	21	6	—	50	471	3.6
Multifamily	150	—	183	40	19	392	3.0
Total	$4,881	$3,491	$3,354	$830	$543	$13,099	100.0%

(1)     Based on carrying value of the Company’s total investment portfolio, gross of loan loss reserves and accumulated depreciation.

(2)     Includes assets held for sale.

(3)     Performing loans and other includes $197 million of other investments.